                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant

                                                 Jurisdiction of Incorporation or
Subsidiaries of NN, Inc.                                   Organization
------------------------                         ---------------------------------

The Delta Rubber Company                                    Connecticut

Industrial Molding GP, LLC                                    Delaware

Industrial Molding LP, LLC                                   Tennessee

Industrial Molding Group, L.P.                               Tennessee

NN Euroball ApS                                               Denmark

Kugelfertigung Eltmann GmbH                                   Germany

Euroball S.p.A.                                                Italy

NN Euroball Ireland, Ltd.                                     Ireland

NN Mexico, LLC                                               Delaware

NN Arte S. De R.L. De D.V.                                    Mexico